UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 17, 2015 (August 17, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submissions of Matters to Vote of Security Holders.

At a special meeting of the shareholders of Quality Distribution, Inc. (the “Company”) held on August 17, 2015, the shareholders voted on the following proposals:

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 6, 2015 (the “Merger Agreement”), by and among the Company, Gruden Acquisition, Inc., and Gruden Merger Sub, Inc., and thereby approve the transactions contemplated by the Merger Agreement, including the merger of Gruden Merger Sub, Inc. with and into Quality Distribution, Inc. (the “Merger”). The proposal was approved with a vote of 17,517,705 shares in favor, 168,070 shares against, and 35,922 abstentions and no broker non-votes.

2.	Proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the Merger. The proposal was not approved with a vote of 8,061,508 shares in favor, 8,752,306 shares against, and 907,883 abstentions and no broker non-votes.

3.	Proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. The proposal was approved with a vote of 16,641,261 shares in favor, 1,054,114 shares against, and 26,322 abstentions and no broker non-votes; however, this proposal was not necessary following approval of the Merger Agreement proposal and was therefore not implemented.

As of the close of business on July 15, 2015, the record date for the special meeting, there were 28,100,937 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share. Shareholders owning a total of 17,721,697 of the Company’s shares of common stock voted at the special meeting, representing approximately 63.06% of the Company’s shares of common stock outstanding as of the record date of the special meeting.

Each proposal is described in detail in the Company’s definitive proxy statement, dated July 16, 2015, which was filed with the Securities and Exchange Commission (the “SEC”) on July 16, 2015, and first mailed to the Company’s shareholders on or about July 17, 2015, as supplemented and filed with the SEC on August 10, 2015 and mailed to shareholders on August 10, 2015. The approval and adoption of the Merger Agreement satisfies one of the closing conditions of the Merger. The Merger is expected to close on August 18, 2015 subject to the satisfaction or waiver of the remaining closing conditions.

Forward-Looking Statements

This Form 8-K contains, and other written or oral statements made by or on behalf of the Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the Securities and Exchange Commission (SEC) or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this Form 8-K include, but are not limited to, statements about the price, terms and closing date of the proposed transaction. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 13, 2015. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Dated: August 17, 2015	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Chief Financial Officer and Executive Vice President